UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 31, 2025

OMNIQ CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-40768	20-3454263
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1865 West 2100 South

Salt Lake City, UT 84119

(Address of Principal Executive Offices) (Zip Code)

(801) 244-9577

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001	OMQS	OTC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers.

On January 31, 2025, Omniq Corp. (the “Company”) announced that Yaron Shalem and Mina Teicher have resigned from their positions as directors of the Company, effective immediately. The resignations were made in support of the Company’s ongoing cost-cutting initiatives aimed at improving operational efficiency and enhancing shareholder value. The Company thanks Mr. Shalem and Ms. Teicher for their contributions during their tenure and wishes them the best in their future endeavors.

Following Mr. Shalem’s resignation, the Company’s board of directors (the “Board”) appoints Guy Elhanani, an independent director of the Board and member of the Audit Committee, to serve as the chairperson of the Audit Committee.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OMNIQ CORP.

Date: January 31, 2025	By:	/s/ Shai S. Lustgarten
Shai S. Lustgarten
President and CEO